Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Advancis Pharmaceutical Corporation, which appears in Advancis Pharmaceutical Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005.
/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
June 9, 2006